Exhibit 99.2

Alexion Completes Acquisition of Synageva

— Strengthens global leadership in serving patients with devastating and rare diseases —

— Expands premier global metabolic rare disease franchise with the addition of Kanuma™ (sebelipase alfa) for LAL Deficiency (LAL-D) —

— Launches of Strensiq™ (asfotase alfa) and Kanuma expected in 2015 —

— Creates the most robust rare disease pipeline in biotech —

CHESHIRE, Conn.— June 23, 2015 —Alexion Pharmaceuticals, Inc. (Nasdaq: ALXN) announced today that it has successfully completed its previously announced acquisition of Synageva BioPharma Corp. (Nasdaq: GEVA), strengthening its global leadership in devastating and rare diseases, and creating the most robust rare disease pipeline in the biotech industry across a range of therapeutic modalities. The transaction was completed through a merger of Synageva with and into a direct, wholly owned subsidiary of Alexion.

“As we complete this acquisition, the combination of our two companies provides us the exciting opportunity to build upon our collective strengths and talents to firmly establish Alexion as the global leader in serving patients with devastating and rare diseases,” said David Hallal, Chief Executive Officer at Alexion. “With Soliris, and the anticipated approvals of Strensiq and Kanuma, Alexion is poised to have three innovative products serving patients with four severe diseases in 2015 while also advancing the deepest and broadest pipeline in our history.”

Kanuma is currently under Priority Review with the U.S. Food and Drug Administration (FDA) and has been granted accelerated assessment of its Marketing Authorization Application (MAA) by the European Medicines Agency (EMA). Regulatory decisions in the U.S. and Europe are expected in the second half of 2015. In addition, a New Drug Application for Kanuma was submitted to Japan’s Ministry of Health, Labour and Welfare (MHLW).

Alexion now has eight product candidates in clinical trials for 11 indications, including SBC-103, an investigational enzyme replacement therapy in an ongoing Phase 1/2 trial for patients with mucopolysaccharidosis IIIB (MPS IIIB), a genetic and progressive rare metabolic disease. SBC-103 was granted Fast Track designation by the FDA in January 2015. Additionally, the combined preclinical pipeline includes more than 30 diverse programs across a range of therapeutic modalities, with at least four additional programs to enter the clinic in 2016.

Following the acquisition, Alexion has more than 2,800 employees. In addition, Dr. Felix Baker, former Chairman of the Board of Synageva, will join the Alexion Board of Directors, effective today.

Exchange Offer Information

The exchange offer to acquire all of the outstanding shares of Synageva common stock expired at 12:00 a.m. Eastern Time on June 19, 2015 and was not extended. The depositary for the exchange offer has informed Alexion that a total of 21,021,124 shares of Synageva common stock, representing approximately 56% of Synageva’s outstanding common stock, were validly tendered and not withdrawn pursuant to the exchange offer. All shares that were validly tendered and not withdrawn have been accepted for payment in accordance with the terms of the exchange offer and applicable law.

Synageva common stock ceased to be traded on the NASDAQ Global Market following the close of trading on June 22, 2015.

Following its acceptance of the shares tendered in the exchange offer, after close of the financial markets on June 22, 2015, Alexion caused the previously agreed merger of its subsidiary with and into Synageva, followed by a merger of Synageva with and into another Alexion subsidiary. As a result of the completed mergers, Synageva became a wholly owned subsidiary of Alexion. In connection with the merger, all shares of Synageva common stock not validly tendered into the exchange offer have been cancelled and converted into the right to receive merger consideration in the same amounts offered in the exchange offer.

About Soliris® (eculizumab)

Soliris is a first-in-class terminal complement inhibitor developed from the laboratory through regulatory approval and commercialization by Alexion. Soliris is approved in the U.S. (2007), European Union (2007), Japan (2010) and other countries as the first and only treatment for patients with paroxysmal nocturnal hemoglobinuria (PNH) to reduce hemolysis. PNH is a debilitating, ultra-rare and life-threatening blood disorder, characterized by complement-mediated hemolysis (destruction of red blood cells). Soliris is also approved in the U.S. (2011), European Union (2011), Japan (2013) and other countries as the first and only treatment for patients with atypical hemolytic uremic syndrome (aHUS) to inhibit complement-mediated thrombotic microangiopathy, or TMA (blood clots in small vessels). aHUS is a debilitating, ultra-rare and life-threatening genetic disorder characterized by complement-mediated TMA. Soliris is not indicated for the treatment of patients with Shiga-toxin E. coli-related hemolytic uremic syndrome (STEC-HUS). For the breakthrough medical innovation in complement inhibition, Alexion and Soliris have received some of the pharmaceutical industry's highest honors: the Prix Galien USA (2008, Best Biotechnology Product) and France (2009, Rare Disease Treatment).

More information including the full U.S. prescribing information on Soliris is available at www.soliris.net.

About Strensiq™ (asfotase alfa)

Strensiq™ (asfotase alfa) is a first-in-class bone-targeted enzyme replacement therapy designed to address the underlying cause of HPP—deficient alkaline phosphatase (ALP). By replacing deficient ALP, treatment with Strensiq aims to improve the elevated enzyme substrate levels and improve the body's ability to mineralize bone, thereby preventing serious skeletal and systemic patient morbidity and premature death.

The FDA granted Breakthrough Therapy designation for Strensiq and accepted Alexion’s Biologics License Application (BLA) for Priority Review. Alexion has also submitted a Marketing Authorization Application (MAA) for Strensiq to the EMA and has submitted a New Drug Application for Strensiq to Japan’s Ministry of Health, Labour and Welfare (MHLW).

About Kanuma™ (sebelipase alfa)

Kanuma™ (sebelipase alfa) is a recombinant form of the human LAL enzyme designed to address the root cause of lysosomal acid lipase deficiency (LAL-D). By replacing deficient LAL, treatment with Kanuma aims to reduce substrate accumulation and improve lipid metabolism to prevent chronic lipid accumulation, multi-systemic organ damage and premature death.

The FDA granted Breakthrough Therapy designation for Kanuma for LAL Deficiency presenting in infants. The FDA accepted the Kanuma BLA for Priority Review, and the EMA validated the MAA for Kanuma and is reviewing it under accelerated assessment. In addition, a New Drug Application for Kanuma has been submitted to Japan’s MHLW.

About Alexion

Alexion is a global biopharmaceutical company focused on developing and delivering life-transforming therapies for patients with devastating and rare disorders. Alexion developed and commercializes Soliris® (eculizumab), the first and only approved complement inhibitor to treat patients with paroxysmal nocturnal hemoglobinuria (PNH) and atypical hemolytic uremic syndrome (aHUS), two life-threatening ultra-rare disorders. Alexion is also establishing a premier global metabolic rare disease franchise with the development of two late-stage therapies, Strensiq™ (asfotase alfa) for hypophosphatasia (HPP) and Kanuma™ (sebelipase alfa) for Lysosomal Acid Lipase Deficiency (LAL-D). In addition, Alexion is advancing the most robust rare disease pipeline in the biotech industry, with highly innovative product candidates in multiple therapeutic areas. As the global leader in complement inhibition, Alexion is strengthening and broadening its portfolio of complement inhibitors across diverse platforms, including evaluating potential indications for Soliris in additional severe and ultra-rare disorders. This press release and further information about Alexion can be found at: www.alexion.com.

[ALXN-G]

Forward-Looking Statements

This communication includes statements that may be forward-looking statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. Alexion cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements.

Such risks and uncertainties include, but are not limited to, realization of the expected benefits of the transaction, challenges to intellectual property, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action and changes to laws and regulations applicable to our industry, status of our ongoing clinical trials, commencement dates for new clinical trials, clinical trial results, decisions and the timing of decisions of regulatory authorities regarding marketing approval or material limitations on the marketing of our approved products or any future approved products, delays or interruptions in manufacturing or commercial operations including due to actions of regulatory authorities or otherwise, the possibility that results of clinical trials in approved and investigational indications are not predictive of safety and efficacy in broader patient populations, the adequacy of our pharmacovigilance and drug safety reporting processes, the risk that acquisitions will not result in the anticipated clinical milestones or long-term commercial results, the risk that initial results of commercialization in approved indications are not predictive of future performance, risks involving the ability to license necessary intellectual property on reasonable terms or at all, the risk that third party payors, public or private, will not reimburse for the use of Soliris, Strensiq (asfotase alfa) or Kanuma (sebelipase alfa), or any future products at acceptable rates or at all, risks regarding estimates of the ultimate size of various patient populations, risks relating to foreign currency fluctuations, exposures to additional tax liabilities, and a variety of other risks. Additional information about the economic, competitive, governmental, technological and other factors that may affect Alexion's operations is set forth, in the case of Alexion, in Item 1.A, “Risk Factors,” in Alexion’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 of Alexion’s subsidiary, formerly known as Synageva Biopharma Corp., each of which has been filed with the Securities and Exchange Commission (the “SEC”). Alexion undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Contacts

Alexion Pharmaceuticals, Inc.
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Irving Adler, 203-271-8210
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Kim Diamond, 203-439-9600
Executive Director, Corporate Communications
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Executive Director, Investor Relations